UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

FILED BY THE REGISTRANT |X|

FILED BY PARTY OTHER THAN THE REGISTRANT |_|

CHECK THE APPROPRIATE BOX:

      |_|   Preliminary Proxy Statement

      |_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

      |X|   Definitive Proxy Statement

      |_|   Definitive Additional Materials

      |_| Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         PLANETLINK COMMUNICATIONS, INC.
                (Name of Registrant as Specified In Its Charter)

Payment of filing fee (check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------

      (2)   Aggregate number of securities to which transactions applies:

            --------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to exchange act rule 0-11: ___________

      (4)   Proposed maximum aggregate value of transaction: ____________

      (5)   Total fee paid: ___________

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount previously paid: ___________

      (2)   Form, Schedule or Registration Statement No.: ___________

      (3)   Filing party: ___________

      (4)   Date Filed: ___________

                         PLANETLINK COMMUNICATIONS, INC.
                               1415 BOOKHOUT DRIVE
                             CUMMING, GEORGIA 30041
                            TELEPHONE (678) 455-7075



             PlanetLink Communication's Annual Shareholders Meeting


CUMMING, Ga., November 3, 2005 (PRIMEZONE) PlanetLink Communications Inc. (OTC BB:PLKC.OB - News), a provider of GPS satellite-based products and services, announced today that its annual shareholders meeting which is scheduled for Friday, November 4, 2005 in Atlanta, Georgia will be convened and then adjourned to a date after all proxy materials have been mailed to our stockholders.

M. Dewey Bain, President and CEO of PlanetLink, said "We regret the delay but want all shareholders to have the opportunity to review the proxy information in its final form prior to the meeting."

THE COMPANY WILL FILE A PROXY STATEMENT, CONTAINING A DESCRIPTION OF THE DIRECT AND INDIRECT INTERESTS OF THE MANAGEMENT AT WHOSE DIRECTION THIS NOTICE IS BEING GIVEN, WITH THE SECURITES AND EXCHANGE COMMISSION PRIOR TO THE ANNUAL MEETING. SHAREHOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING. A FREE COPY OF THE PROXY STATEMENT, ONCE IT IS FILED, AS WELL AS ALL OTHER FILINGS CONTAINING INFORMATION ABOUT THE COMPANY, CAN BE OBTAINED WITHOUT CHARGE AT THE SEC'S WEB SITE (HTTP://WWW.SEC.GOV). COPIES OF THE PROXY STATEMENT WILL ALSO BE MAILED, WITHOUT CHARGE, TO EACH SHAREHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON SEPTEMBER 6, 2005, OR MAY BE OBTAINED BY DIRECTING A REQUEST TO THE COMPANY.



Planetlink Communications, Inc.
1415 Bookhout Drive
Cumming, Georgia 30041
Telephone (678) 455-7075